As filed with the Securities and Exchange Commission on October 22, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	46-0484987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim Sinatra

General Counsel and Secretary

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Casey T. Fleck, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

(213) 687-5000

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, par value $.01 per share	—	—	—	—

(1)	Not specified pursuant to General Instruction II.E. of Form S-3.
(2)	In accordance with Rules 456(b) and 457(r), Wynn Resorts, Limited is deferring payment of the registration fee.

PROSPECTUS

Under this prospectus, we may offer from time to time shares of our common stock to the public.

Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific terms of each offering of shares of our common stock.

Our common stock is quoted on The NASDAQ Global Select Market under the symbol “WYNN.” Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

We urge you to read carefully this prospectus and any prospectus supplement and any other offering material filed or provided by us before you make your investment decision.

Investing in our common stock involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the Nevada Gaming Commission, the Nevada State Gaming Control Board, nor any other gaming authority has passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement or the investment merits of the common stock offered hereby. Any representation to the contrary is unlawful.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 22, 2010.

Unless the context otherwise requires or unless otherwise specified, all references in this prospectus to “Wynn Resorts,” “the Company,” “we,” “us” or “our,” or similar terms, refer to Wynn Resorts, Limited and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our common stock involves risks. You are urged to read and carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus, and in documents we file with the SEC after the date of this prospectus and which are incorporated by reference into this prospectus, as described below under the heading “Incorporation by Reference.” Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have described are not the only ones facing us. The prospectus supplement applicable to each offering of common stock will contain additional information about risks applicable to an investment in us and shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with these requirements file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the

Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov (not an active hyperlink) that contains reports, proxy and information statements, and other information regarding issuers, like Wynn Resorts, that file electronically with the SEC. Our filings with the SEC also may be accessed through our Internet website at http://www.wynnresorts.com (not an active hyperlink). Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information that we file in the future with the SEC automatically will update and supersede earlier information contained or incorporated by reference in this prospectus.

We are incorporating by reference in this prospectus the following documents filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2009;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010;

•

our current reports on Form 8-K filed on January 6, 2010, February 5, 2010, February 25, 2010 (with respect to the current report on Form 8-K dated February 23, 2010 only), March 19, 2010, March 29, 2010, April 8, 2010, April 9, 2010, April 28, 2010, May 13, 2010, May 18, 2010, July 21, 2010 (with respect to Item 8.01 only), July 21, 2010, July 29, 2010 (with respect to Item 8.01 only), July 29, 2010, August 5, 2010, August 19, 2010 and September 3, 2010;

•

the description of our common stock set forth in our Registration Statement on Form 8-A, filed on October 7, 2002 (File No. 000-50028), including any amendment or reports filed for the purpose of updating the description of our common stock contained therein; and

•

all other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering of the securities hereunder.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any additional information. Any statement contained in this prospectus, or a document incorporated or deemed to be incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the documents incorporated by reference in this prospectus are available from us upon request. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus, without charge to the requester, upon written or oral request. Exhibits to information incorporated by reference in this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference in such information. Requests for such copies should be directed to the following:

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

Attention: Vice President—Investor Relations

Except as provided above, no other information, including information on our internet site (http://www.wynnresorts.com), is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements, including, but not limited to, statements relating to our business strategy and development activities as well as other capital spending, financing sources, the effects of regulation (including gaming and tax regulations), expectations concerning future operations, margins, profitability and competition. Any statements contained in this prospectus, including the documents incorporated by reference in this prospectus, that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, in some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “continue” or the negative of these terms or other comparable terminology. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. These risks and uncertainties include, but are not limited to:

•	adverse tourism and consumer spending trends reflecting current domestic and international economic conditions;

•	volatility and weakness in world-wide credit and financial markets;

•	general global macroeconomic conditions;

•	further decreases in levels of travel, leisure and consumer spending;

•	fluctuations in occupancy rates and average daily room rates;

•	conditions precedent to funding under the agreements governing the disbursement of the proceeds of borrowings under our credit facilities;

•	continued compliance with all provisions in our credit agreements;

•	competition in the casino/hotel and resort industries and actions taken by our competitors in reaction to adverse economic conditions;

•	doing business in foreign locations such as Macau (including the risks associated with developing gaming regulatory frameworks);

•	restrictions or conditions on visitation by citizens of mainland China to Macau;

•	new development and construction activities of competitors;

•	our dependence on Stephen A. Wynn and existing management;

•	our dependence on a limited number of properties and locations for all of our cash flow;

•	leverage and debt service (including sensitivity to fluctuations in interest rates);

•	changes in federal or state tax laws or the administration of such laws;

•	changes in state law regarding water rights;

•	changes in U.S. laws regarding health care;

•	changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions);

•	approvals under applicable jurisdictional laws and regulations (including gaming laws and regulations);

•	the impact that an outbreak of an infectious disease or the impact of a natural disaster may have on the travel and leisure industry;

•	the consequences of the wars in Iraq and Afghanistan and other military conflicts in the Middle East and any future security alerts and/or terrorist attacks; and

•	pending or future legal proceedings.

Further information on potential factors that could affect our financial condition, results of operations and business are included in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, and our other filings with the SEC. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus.

THE COMPANY

We are a developer, owner and operator of destination casino resorts. We currently own and operate two casino resort complexes. In Las Vegas, Nevada, we own and operate Wynn Las Vegas, a destination casino resort which opened on April 28, 2005. In December 2008, we expanded Wynn Las Vegas with the opening of Encore at Wynn Las Vegas. We refer to the fully integrated Wynn Las Vegas and Encore at Wynn Las Vegas as our Las Vegas Operations. In the Macau Special Administrative Region of the People’s Republic of China (“Macau”), we own and operate Wynn Macau, which opened on September 6, 2006. On April 21, 2010 we opened Encore at Wynn Macau, a further expansion of Wynn Macau. We refer to the fully integrated Wynn Macau and Encore at Wynn Macau as our Macau Operations.

Our Resorts

The following table sets forth information about our operations as of October 2010:

	Hotel Rooms & Suites	Approximate Casino Square Footage	Approximate Number of Table Games	Approximate Number of Slots
Las Vegas	4,750	186,000	220	2,540
Macau	1,014	256,000	460	1,170

Las Vegas Operations

Wynn Las Vegas is located at the intersection of the Las Vegas Strip and Sands Avenue, and occupies approximately 217 acres of land fronting the Las Vegas Strip. In addition, we own approximately 18 acres across Sands Avenue, a portion which is utilized for employee parking and approximately 5 acres adjacent to the golf course on which an office building is located.

Wynn Las Vegas features:

•	an approximately 110,000 square foot casino offering 24-hour gaming and a full range of games, including private gaming salons, a poker room, and a race and sports book;

•	luxury hotel accommodations in 2,716 spacious hotel rooms, suites and villas;

•	21 food and beverage outlets featuring signature chefs;

•	a Ferrari and Maserati automobile dealership;

•

approximately 74,000 square feet of high-end, brand-name retail shopping, including stores and boutiques by Alexander McQueen, Brioni, Cartier, Chanel, Dior, Graff, Louis Vuitton, Manolo Blahnik, Oscar de la Renta, Vertu and others;

•	recreation and leisure facilities, including an 18-hole golf course, five swimming pools, private cabanas, a full service spa and salon; and

•	a showroom, two nightclubs and lounges.

Encore at Wynn Las Vegas features:

•	an approximately 76,000 square foot casino offering 24-hour gaming and a full range of games, including private gaming salons;

•	luxury hotel accommodations in 2,034 all-suite rooms;

•	13 food and beverage outlets;

•	approximately 27,000 square feet of high-end brand name retail shopping, including stores and boutiques by Hermes, Chanel and others;

•	recreation and leisure facilities including swimming pools, private cabanas, a full service spa and salon; and

•	a beach club, showroom, two nightclubs and lounges.

In response to our evaluation of our Las Vegas Operations and the reactions of our guests, we have made and expect to continue to make enhancements and refinements to this resort complex.

In July 2010, we commenced a project to refurbish and upgrade the rooms and suites at Wynn Las Vegas. The total project budget is approximately $83 million and is expected to be completed early in the second quarter of 2011. As a part of this project, we are temporarily removing floors from service which reduces our total number of rooms available during the construction period.

Macau Operations

We opened Wynn Macau on September 6, 2006 and completed expansions of this resort in December 2007 and November 2009. We operate our Macau Operations under a 20-year casino concession agreement granted by the Macau government in June 2002.

Wynn Macau features:

•	an approximately 222,000 square foot casino offering 24-hour gaming and a full range of games, including private gaming salons;

•	luxury hotel accommodations in 600 rooms and suites;

•	casual and fine dining in six restaurants;

•

approximately 48,000 square feet of high-end, brand-name retail shopping, including stores and boutiques by Bvlgari, Chanel, Dior, Dunhill, Fendi, Ferrari, Giorgio Armani, Gucci, Hermes, Hugo Boss, Louis Vuitton, Miu Miu, Piaget, Prada, Rolex, Tiffany, Van Cleef & Arpels, Versace, Vertu, Zegna and others;

•	recreation and leisure facilities, including a health club, pool and spa; and

•	lounges and meeting facilities.

Encore at Wynn Macau features:

•	an approximately 22,000 square foot casino offering 24-hour gaming and a full range of games, including private gaming salons;

•	a sky casino of approximately 12,000 square feet;

•	luxury hotel accommodations in 414 spacious suites and villas;

•	approximately 3,200 square feet of high-end brand name retail space featuring Chanel, Piaget and Cartier;

•	two restaurants; and

•	full service luxury spa facilities.

In response to our evaluation of our Macau Operations and the reactions of our guests, we have made and expect to continue to make enhancements and refinements to this resort complex.

Future Development

Approximately 142 acres of land comprising Wynn Las Vegas is currently improved with a golf course. While we may develop this property in the future, due to the current economic environment and certain restrictions in our credit facilities, we have no immediate plans to do so.

The Company has applied to the government of Macau for a land concession on approximately 52 aces of land on Cotai and is awaiting final government approval on the concession. We continue work on the concept and design of this property, but cannot prepare a final timeline or budget until government approval of the land concession has been received.

Current Economic and Operating Environment

Due to a number of factors affecting the U.S., including a slowdown in global economies, high unemployment and reduced consumer spending, the outlook for Las Vegas continues to remain highly uncertain. This slowdown began in 2008, continued throughout 2009 and into the first nine months of 2010. Based on our experience over this past year and current market conditions, we believe that our Las Vegas Operations will continue to experience lower than historical room rates, casino volumes and departmental profitability. Significant new supply in Las Vegas has and will continue to put additional pressure on occupancy and room rates during 2010.

Company Information

Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 770-7000.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold by us for general corporate purposes.

DESCRIPTION OF THE COMMON STOCK

For a full description of our common stock, please see the documents identified in the section “Incorporation by Reference” in this prospectus.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of common stock, certain legal matters regarding the offering of the common stock pursuant to this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Wynn Resorts, Limited appearing in Wynn Resorts, Limited’s Annual Report (Form 10-K) for the year ended December 31, 2009 including schedules appearing therein, and the effectiveness of Wynn Resorts, Limited’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the Registrant in connection with the registration and sale of the securities being registered hereby. All of such fees and expenses are estimated.

SEC registration fee	$	*
Accounting fees and expenses		50,000
Legal fees and expenses		200,000
Printing fees and expenses		25,000
Nasdaq listing fee		**
Miscellaneous		5,000

Total	$	**

*	Payable in accordance with Rules 456(b) and 457(r).
**	This information is unknown at the time of filing.

Item 15. Indemnification of Directors and Officers

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Wynn Resorts’ bylaws provide that it will indemnify its directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. In addition, Wynn Resorts has entered into separate indemnification agreements with its directors and officers that require Wynn Resorts, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service other than liabilities arising from willful misconduct of a culpable nature. Wynn Resorts also intends to maintain director and officer liability insurance, if available on reasonable terms.

Item 16. Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Amendment No. 4 to the Form S-1 filed by the Registrant on October 7, 2002 (File No. 333-90600))

4.2	Fourth Amended and Restated Bylaws of the Registrant (incorporated by reference to the Quarterly Report on Form 10-Q filed by the Registrant on August 9, 2007)

*5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

*23.1	Consent of Ernst & Young LLP

*23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

*24	Powers of Attorney of officers and directors of Wynn Resorts, Limited (included on signature page of this Registration Statement)

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes:

(1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 22nd day of October, 2010.

WYNN RESORTS, LIMITED

By:	/S/ MATT MADDOX
Matt Maddox Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn, Kim Sinatra and Matt Maddox, and each of them acting individually, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462 under the Securities Act of 1933 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 22, 2010

/s/ MATT MADDOX Matt Maddox	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 22, 2010

/s/ MARC D. SCHORR Marc D. Schorr	Chief Operating Officer and Director	October 22, 2010

/s/ KAZUO OKADA Kazuo Okada	Director	October 22, 2010

/s/ LINDA CHEN Linda Chen	Director	October 22, 2010

S-1

Signature	Title	Date

/s/ RUSSELL GOLDSMITH Russell Goldsmith	Director	October 22, 2010

/s/ RAY R. IRANI Dr. Ray R. Irani	Director	October 22, 2010

/s/ ROBERT J. MILLER Robert J. Miller	Director	October 22, 2010

/s/ JOHN A. MORAN John A. Moran	Director	October 22, 2010

/s/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director	October 22, 2010

/s/ D. BOONE WAYSON D. Boone Wayson	Director	October 22, 2010

/s/ ELAINE P. WYNN Elaine P. Wynn	Director	October 22, 2010

/s/ ALLAN ZEMAN Allan Zeman	Director	October 22, 2010

S-2

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Amendment No. 4 to the Form S-1 filed by the Registrant on October 7, 2002 (File No. 333-90600))

4.2	Fourth Amended and Restated Bylaws of the Registrant (incorporated by reference to the Quarterly Report on Form 10-Q filed by the Registrant on August 9, 2007)

*5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

*23.1	Consent of Ernst & Young LLP

*23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

*24	Powers of Attorney of officers and directors of Wynn Resorts, Limited (included on signature page of this Registration Statement)

*	Filed herewith.